SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 22, 2005

Date of Report (Date of Earliest Event Reported)

The Cronos Group

(Exact name of registrant as specified in its charter)

Luxembourg

(State or Other Jurisdiction of Incorporation)

0-24464 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

16, Allée Marconi, Boîte Postale 260, L-2120 Luxembourg

(Address of principal executive offices) (Zip Code)

011 (352) 453145

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.*

     On March 22, 2005, concurrently with the filing of its Annual Report on Form 10-K for the year ended December 31, 2004, the registrant, The Cronos Group (the “Company”) (Nasdaq Symbol: CRNS) issued its press release announcing year-end and fourth quarter results. A copy of the release is attached as an exhibit to this report.

Item 8.01. Other Events.

     As disclosed in the press release and in the Annual Report on Form 10-K, the Board of Directors of the Company declared a dividend of six (6) cents per common share for the second quarter of 2005, payable on July 15, 2005 to shareholders of record as of the close of business on June 24, 2005.

     By its action, the Board of Directors increased the quarterly dividend to six (6) cents per common share from five (5) cents per common share for the first quarter of 2005.

     Under Luxembourg law, the second quarter dividend is subject to approval by the shareholders of the Company at the 2005 annual meeting of shareholders, which is currently scheduled to be held on June 9, 2005.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit 99.1 —	Press release of the Company, dated March 22, 2005, announcing the Company’s year-end and fourth quarter results and declaration of dividend for the second quarter of 2005.

*	The information in this report furnished pursuant to Item 2.02, and Exhibit 99.1 attached to this Report, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRONOS GROUP
By /s/ Elinor A. Wexler
Elinor A. Wexler
Assistant Secretary

Date: March 22, 2005

EXHIBIT INDEX

Exhibit 99.1	Press Release of the Registrant, dated March 22, 2005, announcing the Registrant’s year-end and fourth quarter results and declaration of dividend for the second quarter of 2005.